Exhibit 99.1
Windstream announces pricing of $500 million of new
senior notes due 2019
Release Date: Feb. 12, 2007
LITTLE ROCK, Ark. — Windstream Corporation (NYSE: WIN) announced today that it has priced its previously announced offering of $500 million of senior notes due 2019. The interest rate on the notes has been set at 7 percent. The offering is expected to be completed this month.
Windstream intends to use the net proceeds from the offering to repay approximately $500 million of amounts outstanding under the term loan portion of its senior secured credit facilities.
This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Windstream. The senior notes will be sold only to qualified institutional buyers in reliance on Rule 144A, and outside the United States in compliance with Regulation S under the Securities Act of 1933, as amended. The proposed issuance of the senior notes will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
About Windstream
Windstream Corporation provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.2 billion in annual revenues.
Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above
-more-

include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with the separation of the publishing business; failure to realize expected benefits as a result of the transactions described above; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the corporate debt markets; the effects of work stoppages; the effects of litigation, including any litigation with respect to the above-referenced transactions; and the effects of federal and state legislation, rules and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.
-end-
Media Relations Contact:
David Avery, 501-748-5876
david.avery@windstream.com
Investor Relations Contacts:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com
Rob Clancy, 501-748-5550
rob.clancy@windstream.com